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                                                                   Exhibit 10.52

                          DOMAIN NAME LICENSE AGREEMENT

     This Domain Name License Agreement (the "Agreement") is entered into as of May 5, 2004 between the following two parties in Beijing.

The Licensor:    Hurray! Times Communications (Beijing) Ltd.
Legal Address:   Room B 07, Tong Heng Plaza, No.4 Huanyuan Road, Haidian
                 District, Beijing

The Licensee:    Beijing WVAS Solutions Ltd.
Legal Address:   Room 316, North Building, No.6 Huayuan Road, Haidian District,
                 Beijing

     WHEREAS, the Licensor, a wholly-owned foreign enterprise registered in Beijing under the laws of the People's Republic of China (the "PRC"), which owns certain domain names (as listed in Appendix 1, collectively as "Domain Names").

     WHEREAS, the Licensee, a limited liability company registered in Beijing under the laws of the PRC, is approved by the relevant governmental authority to carry on the business of value added telecommunication services;

     WHEREAS, the Licensor agrees to license the Domain Names to the Licensee in accordance with the terms and conditions set forth herein and the Licensee agrees to accept the license on the terms and conditions set forth herein;

     NOW, THEREFORE, through mutual negotiations, the parties hereto agree as follows:

1.   Grant of License

     1.1  The Domain Names

     Upon the terms and conditions hereinafter set forth, the Licensor hereby grants a general license to the Licensee to use the Domain Names, and the Licensee hereby accepts the general license to use the Domain Names.

     1.2  Scope

     The use of the Domain Names granted by Licensor to Licensee extends only to the business operated by Licensee. The Licensee agrees that it will not make, or authorize any use, direct or indirect, of the Domain Names by any other means, unless there are opposite stipulations in this Agreement.

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2.   Terms of Payment

     The Licensee agrees to pay the Licensor license fees and the specified amount of the license fees and the form of payment are set forth in Appendix 2.

3.   Goodwill

     The Licensee recognizes the value of the goodwill associated with the Domain Names and the relevant rights, and acknowledges that the Domain Names therein and goodwill pertaining thereto shall be the sole and exclusive property of the Licensor, and that the Domain Names have a secondary meaning in the mind of the public.

4.   Confidentiality

     4.1 The Licensee shall protect and maintain the confidentiality of any and all confidential data and information acknowledged or received by the Licensee by accepting the license of the Domain Names from the Licensor (collectively the "Confidential Information"). Upon termination or expiration of this Agreement, the Licensee shall, at the Licensor's option, return Confidential Information to the Licensor or destroy it itself and delete Confidential Information from any electronic devices and cease to use them. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party and will not use the Confidential Information without the Licensor's written consent.

     4.2 The parties agree that Section 4.1 shall survive any amendment, expiration or termination of this Agreement.

5.   Representations and Warranties

     5.1  The Licensor represents and warrants as follows:

          5.1.1 the Licensor is a company duly registered and validly existing under the laws of the PRC;

          5.1.2 the Licensor has the exclusive ownership of Domain Names;

          5.1.3 the Licensee, subject to its business scope and corporate power, has taken necessary steps and obtained full authority and all necessary consents and approvals of any other third party and government to execute and perform this Agreement;

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          5.1.4 the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution.

     5.2  The Licensee represents and warrants as follows:

          5.2.1 the Licensee is a company duly registered and validly existing under the laws of the PRC and is a limited liability company approved by the relevant governmental authority to carry on the business of information services on the value added telecommunication of the second category;

          5.2.2 the Licensee, subject to its business scope and corporate power, has taken necessary steps to obtain authority and all necessary consents and approvals of any other third party and government to execute and perform this Agreement;

          5.2.3 the Agreement will constitute a legal, valid and binding agreement of the Licensee will be enforceable against the Licensee in accordance with its terms upon its execution.

6.   The Licensor's Title and Protection of the Licensor's Rights

     6.1 The Licensee agrees that it will not, during the term of this Agreement, or thereafter, attack the title, right of licencing or any rights of the Licensor in and to the Domain Names or attack the validity of this license.

     6.2 The Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor's rights to the Domain Names, and the Licensor, if it so desires may commence or prosecute any claims or suits in its own name or in the name of the Licensee or join the Licensee as a party thereto. The Licensee shall notify the Licensor in writing of any infringements of the Domain Names that may come to the Licensee's attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

     6.3 The Licensee further agrees to use the Domain Names only in accordance with this Agreement and shall not use the Domain Names in any way that, in the opinion of the Licensor, is deceptive, misleading or in any way damages such Domain Names or the reputation of the Licensor.

7.   Quality Control

     The Licensee shall use its best efforts to improve the quality of the net of Domain Names, in order to protect and enhance the reputation of the Domain Names.

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8.   Promotion Materials

     8.1 In all cases where the Licensee makes promotional materials involving the net of Domain Names, the production cost of such materials shall be borne by the Licensee. All copyrights or other intellectual property rights of such materials concerning the Domain Names thereto shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee.

     8.2 The Licensee agrees not to advertise or publicize any of the Domain Names on radio, television, papers, magazines, the Internet or otherwise without the prior written consent of the Licensor.

9.   Competition

     In the event that any of the Domain Names conflict with any of the trademarks or domain names used by any of the Licensor's parent company or affiliate of the Licensor's parent company at the present time or any time in the future, then the Licensor shall have the right to terminate the Agreement by a written notice to the Licensee 30 days before such termination.

10.  Effective Date and Term

     10.1 This Agreement has been duly executed by both parties' authorized representatives as of the date first set forth above and shall be effective simultaneously. The term of this Agreement is ten (10) years or the date of the expiration of period of validity of the Domain Names (which ever is the shorter) unless earlier terminated as set forth below. However, the Licensor and the Licensee shall review this Agreement every three (3) months to determine whether any amendment to the Agreement is necessary after considering the circumstances.

     10.2 This Agreement may be extended one year only if the Licensor gives the Licensee its written consent of the extension of this Agreement before the expiration of this Agreement. However, the Licensee has no right to confirm such extension.

11.  Termination

     11.1 Termination on Expiration.

     This Agreement shall expire on the earlier of the termination date or the date when the Licensor's right to grant a license is terminated unless this Agreement is extended as set forth above.

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     11.2 Early Termination

     Without prejudice to any legal or other rights or remedies of the party who asks for termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including, but not limited to, Sections 6.1, 6.2 and 6.3 of this Agreement and fails to cure its breach within 30 days from the date it receives written notice of its breach from the non-breaching party. During the term of this Agreement, the Licensor may terminate this Agreement at any time with a written notice to the Licensee 30 days before such termination.

     11.3 Survival.

     Articles 3, 4, 6 and 16 shall survive after the termination or expiration of this Agreement.

12.  Effect of Termination or Expiration

     Upon and after the expiration or termination of this license, all rights granted to the Licensee hereunder shall forthwith revert to the Licensor, who shall be free to license others to use the Domain Names and the Licensee will refrain from further use of the Domain Names or any, direct or indirect use.

13.  Force Majeure

     13.1 Force Majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The party affected by Force Majeure shall notify the other party without delay.

     13.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

14.  Notices

     Notices or other communications required to be given by any party pursuant to this

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     Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

     Licensor:   Hurray! Times Communications (Beijing) Ltd.
                 Room B 07, Tong Heng Plaza, No.4 Huanyuan Road, Haidian
                 District, Beijing

     Licensee:   Beijing WVAS Solutions Ltd.
                 Room 316, North Building, No.6 Huayuan Road, Haidian District,
                 Beijing

15.  No Assignment or Sublicense by the Licensee

     15.1 This Agreement and all the rights and duties hereunder are personal to the Licensee. The Licensee agrees that it will not assign, lease, pledge, sublicense, or in any other way transfer the economic benefits of the license granted hereby or any portion of the rights included therein to any third party without the prior written consent of the Licensor.

     15.2 The Licensee hereby agrees that the Licensor shall be able to transfer all or any of its rights and obligation under this Agreement to any third party at its discretion, and such transfer shall only be subject to a written notice serviced to the Licensee by the Licensor, and no any further consent from the Licensee will be required.

16.  Settlement of Disputes

     The parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation. In case no settlement can be reached through consultation within 30 days after one party ask for consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

17.  Applicable Law

     The validity, interpretation and implementation of this Agreement shall be governed by the laws of PRC.

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18.  Amendment and Supplement

     Any amendment and supplement of this Agreement shall come into force only after both parties sign a written agreement. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

19.  Severability

     Any provision of this Agreement which is invalid or unenforceable because of violating the relevant laws in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

20.  Appendices

     The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

21.  Others

     This Agreement is executed in Chinese in two copies.

     IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

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Domain Name License Agreement

(No text on this page)


By: /s/ Xiang Songzuo
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the Licensor: Hurray! Times Communications (Beijing) Ltd.

Representative: Xiang Songzuo


By: /s/ Wei Hongbin
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the Licensee: Beijing WVAS Solutions Ltd.

Representative: Wei Hongbin

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                                   Appendix 1

                                  Domain Names

1.   gowvas.net.cn

2.   gowvas.com.cn

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                                   Appendix 2

            Calculation and Payment Method of Domain Name License Fee

     Licensee should pay for each domain name an amount equal to RMB1,000 per year to Licensor as a license fee. The Licensor has the sole right to determine whether or not to exempt the Licensee's obligation to pay License fee.

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